UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 29, 2014

Level 3 Communications, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-35134	47-0210602
(State or other	(Commission File	(IRS employer
jurisdiction of incorporation)	Number)	Identification No.)

1025 Eldorado Blvd., Broomfield, Colorado (Address of principal executive offices)	80021 (Zip code)

720-888-1000
(Registrant’s telephone number including area code)

Not applicable
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On July 29, 2014, Level 3 Communications, Inc. (“Level 3”) issued a press release announcing that its indirect, wholly owned subsidiary, Level 3 Escrow II, Inc. (“Level 3 Escrow”), plans to offer $600 million aggregate principal amount of senior unsecured notes that will mature in 2022 and will bear interest at a fixed rate in a proposed private offering to “qualified institutional buyers”, as defined in Rule 144A under the Securities Act of 1933, as amended, and non-U.S. persons outside the United States under Regulation S under the Securities Act of 1933, as amended.

That press release is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference as if set forth in full.

On July 29, 2014, Level 3 issued a subsequent press release announcing that Level 3 Escrow has agreed to sell $1.0 billion aggregate principal amount of its 5.375% Senior Notes due 2022 in a private offering to qualified institutional buyers and to non-U.S. persons outside the United States under Regulation S.

The gross proceeds from the offering of the notes will be deposited into a segregated escrow account until the date on which certain escrow conditions, including, but not limited to, the substantially concurrent consummation of the acquisition by Level 3 of tw telecom inc. and the assumption of the notes by Level 3 Financing, Inc., a wholly owned subsidiary of Level 3 and the parent company of Level 3 Escrow, are satisfied.

That press release is filed as Exhibit 99.2 to this Current Report and is incorporated herein by reference as if set forth in full.

Item 9.01. Financial Statements and Exhibits

(d)  Exhibits

99.1                        Press Release, dated July 29, 2014, relating to the launching of the private offering of $600 million of Senior Notes due 2022 by Level 3 Escrow II, Inc.

99.2                        Press Release, dated July 29, 2014, relating to the pricing of the private offering of $1.0 billion of 5.375% Senior Notes due 2022 by Level 3 Escrow II, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Level 3 Communications, Inc.

By:	/s/ Neil J. Eckstein
Neil J. Eckstein, Senior Vice President

Date:  July 30, 2014

Exhibit Index

Exhibit	Description

99.1	Press Release, dated July 29, 2014, relating to the launching of the private offering of $600 million of Senior Notes due 2022 by Level 3 Escrow II, Inc.

99.2	Press Release, dated July 29, 2014, relating to the pricing of the private offering of $1.0 billion of 5.375% Senior Notes due 2022 by Level 3 Escrow II, Inc.